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                                                                   Exhibit 23(d)



                     THE ROBINSON-HUMPHREY COMPANY, INC.


CORPORATE FINANCE                                            INVESTMENT BANKERS
   DEPARTMENT                                                    SINCE 1894


                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.


  We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated July 12, 1994, set forth as Exhibit C to the Prospectus/Proxy Statement and to the summarization thereof in the Prospectus/Proxy
Statement under the caption "Security National Corporation Fairness Opinion." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                     THE ROBINSON-HUMPHREY COMPANY, INC.

                                     /s/ The Robinson-Humphrey Company, Inc.


Atlanta, Georgia
January 25, 1995




                           ATLANTA FINANCIAL CENTER
               3333 PEACHTREE ROAD, NE - ATLANTA, GEORGIA 30326
                                (404) 266-6000